UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 27, 2009
DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6903 Rockledge Drive, Suite 800
Bethesda, MD 20817
(Address of Principal Executive Offices) (Zip Code)
(240) 744-1150
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 27, 2009, DiamondRock Hospitality Company (the “Company”) and DiamondRock Hospitality Limited Partnership entered into a sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. In accordance with the Sales Agreement, the Company may offer and sell shares of its common stock (the “Shares”) having an aggregate offering price of up to $75,000,000 from time to time through Cantor Fitzgerald & Co., acting as agent and/or as principal. Sales of the Shares, if any, may be made in negotiated transactions or transactions deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (including, without limitation, sales made directly on the New York Stock Exchange, or any other existing trading market for the Company’s common stock, or to or through a market maker other than on an exchange). Under the Sales Agreement, Cantor Fitzgerald & Co. will use its commercially reasonable efforts consistent with its normal trading and sales practice to sell the Shares as directed by the Company. Cantor Fitzgerald & Co. will be entitled to compensation up to 2.0% of the gross sales price per share for any Shares sold under the Sales Agreement.
The Sales Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. In connection with the filing of the Sales Agreement, we are filing as Exhibit 5.1 and Exhibit 8.1 hereto opinion of our counsel, Goodwin Procter LLP.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

1.1	Sales Agreement, dated July 27, 2009, by and among DiamondRock Hospitality Company, DiamondRock Hospitality Limited Partnership, and Cantor Fitzgerald & Co.

5.1	Opinion of Goodwin Procter LLP with respect to legality of the shares

8.1	Opinion of Goodwin Procter LLP with respect to tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY
Date: July 27, 2009	By:	/s/ Michael D. Schecter
Michael D. Schecter
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Sales Agreement, dated July 27, 2009, by and among DiamondRock Hospitality Company, DiamondRock Hospitality Limited Partnership, and Cantor Fitzgerald & Co.

5.1	Opinion of Goodwin Procter LLP with respect to legality of the shares

8.1	Opinion of Goodwin Procter LLP with respect to tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 and Exhibit 8.1)